Carolina Trust BancShares, Inc. S-8

Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of Carolina Trust BancShares, Inc., and the several undersigned Officers and Directors thereof whose signatures appear below hereby makes, constitutes and appoints Jerry L. Ocheltree and Edwin E. Laws, or either of them, its and his true and lawful attorneys, with full power of substitution to execute, deliver and file in its or his name and on its or his behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below: (a) one or more Registration Statements on Form S-8 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of the shares of common stock of Carolina Trust BancShares, Inc., $2.50 par value per share, to be issued in connection with (i) the Carolina Trust Bank 2001 Incentive Stock Option Plan, (ii) the Carolina Trust Bank 2005 Incentive Stock Option Plan, (iii) the Carolina Trust Bank 2005 Nonstatutory Stock Option Plan, (iv) the Carolina Commerce Bank Employee Stock Option Bank (previously assumed by Carolina Trust Bank), and (v) the Carolina Commerce Bank Director Stock Option Bank (previously assumed by Carolina Trust Bank), all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter, collectively, the “Registration Statements” and each individually, the “Registration Statement”); and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements; and each of Carolina Trust BancShares, Inc. and said Officers and Directors hereby grants to said attorneys, or either of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Carolina Trust BancShares, Inc. might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Carolina Trust BancShares, Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its or his signatures as the same may be signed by said attorneys to any or all of the following (and/or any and all amendments and supplements to any or all thereof); such Registration Statement filed under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and all documents in support thereof or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Carolina Trust BancShares, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his hand on the date indicated below.

CAROLINA TRUST BANCSHARES, INC.
(Registrant)

By:	/s/ Jerry L. Ocheltree
Jerry L. Ocheltree
President and Chief Executive Officer

Dated:   August 16, 2016

SIGNATURE	CAPACITY

/s/ Jerry L. Ocheltree	President, Chief Executive Officer, and Director
Jerry L. Ocheltree	(principal executive officer)

/s/ Edwin E. Laws	Executive Vice President and Chief Financial Officer
Edwin E. Laws	(principal financial officer)

/s/ Bryan E. Beal	Director
Bryan E Beal

/s/ Scott C. Davis	Director
Scott C. Davis

/s/ Johnathan L. Rhyne, Jr.	Chairman/Director
Johnathan L. Ryhne, Jr.

/s/ Frederick P. Spach, Jr.	Director
Frederick P. Spach, Jr.

/s/ Jim R. Watson	Director
Jim R. Watson

[End of Power of Attorney Signature Page]